                                  UroMed Corporation

                                 EMPLOYMENT AGREEMENT


    The parties to this agreement, dated as of March 17, 1997, are UroMed Corporation, a Massachusetts corporation (the "EMPLOYER"), and John G. Simon, of Boston, Massachusetts (the "EMPLOYEE").

    The Employer wishes to retain their services of the Employee in order to avail itself of the Employee's executive and managerial skills in, among other things, strategic decision-making, developing marketing and public relations approaches, continuing and expanding existing and developing new lines of business and raising new debt and equity capital, and the Employee is willing to provide his services to the Employer on the terms set forth herein;

    The parties accordingly agree as follows:

    1. EMPLOYMENT. The Employer hereby employs the Employee, and the Employee hereby accepts employment, upon the terms and subject to the conditions hereinafter set forth.

    2. DUTIES. The Employee shall be employed as President, Chief Executive Officer, and (if he is at the relevant time a Director of the Employer) Chairman of the Board of the Employer. As Chairman of the board, the Employee shall preside over meetings of the Employer's Board of Directors. As President and Chief Executive Officer, subject to the general direction and control of the Employer's Board of Directors, Employee shall supervise the Employer's other executive officers, and guide and participate in the process of formulating and monitoring the Employer's performance of the Employer's annual budget and strategic business plan and undertake such other activities as the Board shall reasonably request from time to time. Employee shall use his best efforts, including the highest standards of professional competence and integrity, and shall devote his full business time and effort, in and to his employment hereunder, and shall not engage in any other non-charitable business activity other than advisory or directorship positions (not inconsistent with Section 5(b)) and passive investments that collectively do not interfere with hid say-to-day acquittal of his responsibilities hereunder.

    3.   TERM.

         (a) GENERAL. The initial term of employment of the Employee hereunder shall commence on the March 17, 1997 (as defined in Section 7 hereof) and continue until the second anniversary of the date hereof, and may be extended thereafter for additional terms only by the written agreement of the Employer and the Employee; provided, that the employment of the Employee hereunder may terminate prior to the expiration of such term in accordance with the provisions of subsections (b) or (c) below.

         (b) DEATH OR DISABILITY. Employee's employment hereunder shall terminate upon the death of the Employee during the term of his employment hereunder or, at the option of the Employer and upon sixty (60) days notice to the Employee, in the event of the Employee's disability. The Employee shall be deemed disabled if an independent medical doctor (selected by the Employer's health or disability insurer) certifies that the Employee has for six (6) months, consecutive or non-consecutive, in any twelve-month period been disabled in a manner that seriously interferes with his ability to perform his responsibilities under this agreement, or if Employee refuses to submit to medical examination reasonably requested hereunder for the purpose of determining whether Employee is disabled for these purposes.

         (c) FOR CAUSE. Employee's employment hereunder shall terminate for "Cause" effective immediately upon written notice by the Employer to the Employee if the Employee shall (i) commit an unlawful or criminal act involving moral turpitude, (ii) fail to perform or adhere to written directions delivered to the Employee by the Employer's Board of Directors (which are not unlawful to perform or to adhere to), or (iii) commit a material breach of any of the covenants, terms and provisions hereof that continues uncured for more than thirty (30) days after receipt by the Employee of written notice from the Employer's Board of Directors of such breach of failure.

         (d) SEVERANCE PAY. The Employee shall not be entitled to any severance pay or other compensation upon termination of his employment hereunder except for:

              (i) any portion of his Base Salary (as defined below) accrued but unpaid from the last monthly payment date to the date of termination;

              (ii) expense reimbursements under Section 4(d) hereof for expenses incurred in the performance of his duties hereunder prior to termination; and

              (iii) if Employee's employment with the Employer is terminated by the Employer other than for Cause, Employer shall pay to Employee a cancellation payment in a lump sum, and without regard to mitigation, in an amount equal to the Base Salary (as defined below) that would be required to be paid to Employee with respect to the remainder of the term of employment described in Section 3(a).

    In addition to the foregoing, at such time as the Employee ceases to be a full-time employee of the Employer, whether during or after the term of employment set forth in Section 3(a), for any reason or for no reason, unless such event occurs because the Employee's employment is terminated by the Employer for Cause, Employer shall pay to Employee a severance payment, without regard to mitigation, in an aggregate amount equal to six (6) months' Base Salary, at the Base Salary rate in effect immediately preceding such event. Such severance shall be paid in six (6) equal monthly installments paid in arrears on the last day of each calendar month.

         (e) SURVIVAL OF PROVISIONS. Notwithstanding anything otherwise provided herein, the provisions of Sections 3(d) and 5 (and only Sections 3(d) and 5) shall survive the termination of this agreement and of the Employee's employment with the Employer.

    4. COMPENSATION AND BENEFITS. In consideration for the services of the Employee hereunder, the Employer shall compensate the Employee as set out in this Section 4. The Employee shall have no rights to any compensation except as specifically set forth herein.

         (a) BASE SALARY. The Employer shall pay the Employee, on the fifteenth (15th) and last day of each calendar month in arrears, as base salary (the "Base Salary") with respect to each calendar month of the Employee's employment thereunder (prorated to reflect any partial month). The Base Salary will be paid initially at an annual rate of One Hundred Sixty Thousand Five Hundred Dollars ($160,500). Employer shall review and evaluate the Base Salary at least annually, and may increase (but not decrease) the Base Salary, although it makes no representation that it intends to do so.

         (b) INCENTIVE BONUS. The Employee will be eligible to receive annual incentive bonus payments upon achievement of certain performance targets pursuant to an annual incentive bonus plan if and when adopted by the Employer's Board of Directors for the Employee. The performance targets, bonus amounts and other terms of the bonus plan will be determined in the discretion of the Board of Directors.

         (c) FRINGE BENEFITS; INSURANCE. Employee shall be entitled to participate from time to time in all fringe benefits made available to senior executive personnel of the employer. Such fringe benefits shall, in any event, include accident, life disability, dental, and health insurance.

         (d) REIMBURSEMENT OF EXPENSES. The Employer shall reimburse the Employee for all ordinary and necessary expenses incurred by the Employee in the performance of his duties hereunder. The Employee shall comply with such budget limitations and approval and reporting requirements with respect to expenses as the Employer may establish from time to time.

         (e) VACATION. The Employee shall be entitled to four (4) weeks of paid vacation per calendar year of employment. Vacations shall be taken at reasonable times.

    5. EMPLOYEE CONDUCT PRIOR TO AND FOLLOWING TERMINATION OF EMPLOYMENT AND DIRECTORSHIP

         (a) CONFIDENTIALITY. The Employee recognizes and acknowledges that the Proprietary Information (as defined below) is a valuable, special, and unique asset of the Employer and its affiliates. The Employee shall not, during or after his term of employment or the period in which he is a director of the Employer, disclose any of the Proprietary Information to any person, firm, corporation, association, or any other entity for any reason or purpose whatsoever, directly or indirectly, except as may be required pursuant to his employment hereunder, until the earlier of (i) two (2) years after the Termination Date (as defined below) or (ii) such time as such Proprietary Information becomes publicly available other than as a consequence of the breach by the Employee of his confidentially obligations hereunder. For purposes hereof, the "TERMINATION DATE" is the date of the alter to occur of the Employee ceasing to be an employee of the Employer or Employee ceasing to be a director of the Employer.

         (b) NON-COMPETITION AGREEMENT. Until one (1) years after the Termination Date, the Employee will not (i) engage directly or indirectly (alone or as a shareholder, partner, officer, director, employee, or consultant of or to any other business organization) in any business activities which relate to the research, development, manufacture, or marketing of products that directly compete with products actively being researched, developed, manufactured, or marketed by the Employer (or as to which the Employer has formulated specific written research or development plans that have been reviewed by or submitted to the Employer's Board of Directors) as of the time of termination of the Employee's employment (the "EMPLOYER'S INDUSTRY") or (ii) divert or seek to divert to any competitor of the Employer in the Employer's Industry any customer of the Employer. Until two (2) years after the Termination Date, the Employee will not solicit or encourage any officer, employee or consultant of or to the Employer to leave its employ. The parties hereto acknowledge and agree that the Employee's non-competition obligations hereunder will not preclude the Employee from owning less than five percent (5%) of the common stock of any corporation having business activities in the Employer's Industry. The Employee will continue to be bound by the provisions of this Section 5(b) until their expiration and shall not be entitled to any compensation from the Employer with respect thereto. If at any time the provisions of this Section 5(b) shall be determined to be invalid or unenforceable, by reason of being vague or unreasonable as to area, duration or scope of activity, this Section 5(b) shall be considered divisible and shall become and be immediately amended to apply only to such area, duration and scope of activity as shall be determined to be reasonable and enforceable by the court or other body having jurisdiction over the matter; and the Employee agrees that this Section 5(b) as so amended shall be valid and binding as though any invalid or unenforceable provision had not been included herein.

         (c)  ASSIGNMENT OF RIGHT TO PROPRIETARY INFORMATION AND INVENTIONS.
The Employee recognizes that the Employee now possesses and will possess during his employment by and directorship of the Employer information that has commercial value in the Employer's business ("PROPRIETARY INFORMATION"), such as information regarding customers, pricing policies, methods of operation, proprietary equipment and other hardware, software, sales, products, profits, costs, markets, and key personnel, and including without limitation information and inventions created directly or indirectly by the Employee in performing his services hereunder, or made known to the Employee during the term hereof. The Employee acknowledges that such Proprietary Information shall include, without limitation, inventions, product improvements, financial , technical or sales strategies, forecasts, product ideas, formulas, processes, copyrightable and/or patentable materials and/or concepts, schematics, techniques, market research and/or customer lists which the Employee may create or be exposed to while employed hereunder. Notwithstanding the foregoing, the Proprietary Information shall not include any information not relevant to the Employer's Industry if Employee first learns of or invents (or otherwise first come to possess) such information while is a director and not an employee of the Employer. The Employee expressly agrees that all Proprietary information and rights thereto shall be and remain the sole and exclusive property of the Employer, and the Employee hereby without further consideration, unconditionally, exclusively and irrevocable assigns to the Employer, royalty free, all of his right, title and interest in and to such Proprietary Information. Notwithstanding the foregoing, the Employee shall execute and deliver such confirmatory instruments of this assignment as the Employer may request including, without limitation, applications for patent and/or copyright registration . The Employee agrees that the foregoing assignments are a material term of his employment relationship with the Employer and that his Base Salary includes sufficient consideration therefor.

         (d) RETURN OF MATERIALS. The Employee agrees that upon the Termination Date, however the termination's of his employment and directorship may occur and whether or not during the term of this agreement, the Employee will promptly return to the Employer all files, notes, lists, rolodex cards, credit cards, computer disks, recordings, print-outs, and drawings (including without limitation, any materials reflecting or containing Proprietary Information) that are under the control or in the possession of the Employee and that relate to the operation and business of the Employer, and the like. The Employee shall not be entitled to retain any duplicates or summaries of or notes on any of the foregoing to the extent such materials represent, embody, or otherwise set out or include Proprietary Information; otherwise the Employee shall be entitled to retain for his files such duplicates, summaries, or notes.

    6.   GENERAL.

         (a) NOTICES. All notices and other communications hereunder shall be in writing or by written telecommunication, and shall be deemed to have been duly given if delivered personally or if mailed by certified mail, return receipt requested, postage prepaid, or if sent by nationally recognized reputable overnight courier (e.g., Federal Express), or by written telecommunication confirmed by on of the other methods of giving notice hereunder, to the relevant address et forth below, or to such other address as the recipient of such notice or communication shall have specified to the other party hereto in accordance with this 6(a).

         If to the Employee, to:

              John G. Simon
              140 Beacon Street, #6
              Boston, MA  02116

         If to the Employee, to:

              UroMed Corporation
              64A Street
              Needham, MA  02194

              (b) EQUITABLE REMEDIES. Each of the parties hereto acknowledges and agrees that upon any breach by the Employee of his obligations under Section 5 hereof, the Employer will have o adequate remedy at law, and accordingly will be entitled to specific performance and other appropriate injunctive and equitable relief, in addition to any other remedies that it may have.

              (c) SEVERABILITY. IF any provision of this agreement is or becomes invalid, illegal or unenforceable in any respect under any law, the validity, legality and enforceability of the remaining provisions hereof shall not in any way be affected or impaired.

              (d) ENTIRE AGREEMENT, AMENDMENT, WAIVERS. This agreement contains the entire understanding of the parties, supersedes all prior agreements and understandings relating to the subject matter hereof and shall not be amended except by a written instrument hereafter signed by each of the parties hereto. No delay or omission by either party hereto in exercising any right, power or privilege hereunder shall impair such right, power or privilege, nor shall any single or partial exercise of any such right, power or privilege preclude any further exercise thereof for the exercise of any other right, power or privilege.

              (e) ASSIGNS. This agreement shall be binding upon and inure to the benefit of the heirs and successors of each of the parties hereto.

              (f) GOVERNING LAW. This agreement and the performance hereof shall be construed and governed in accordance with the law of the Commonwealth of Massachusetts.

              (g) COUNTERPARTS. This agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

    7. EFFECTIVE DATE. The provisions of this agreement shall not become effective until the date on which this agreement is executed.

    IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have caused this agreement to be duly executed as of the date and year first above written.

                             UroMed Corporation




                             By:
                                     -----------------------------

                             Title






                             -------------------------------------
                             John G. Simon